UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 22, 2024

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share Preferred Share Purchase Rights	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 25, 2024, DURECT Corporation (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K”) to disclose that it had completed its sale of ALZET Product Line to Lafayette Instruments Co. (the “Transaction”). This Form 8-K/A amends the Initial 8-K to include the pro forma financial information of the Company giving effect to the completion of the Transaction required by Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed financial information of the Company, giving effect to the Transaction, is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

•
Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2024;
•
Unaudited Pro Forma Condensed Statement of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2024; and
•
Unaudited Pro Forma Condensed Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2023.

(d) Exhibits

99.1	Unaudited Pro Forma Condensed Financial Information of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: November 29, 2024	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer